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                                                                    Exhibit 23.1

                   CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Synopsys, Inc.:

We consent to incorporation herein by reference of our reports dated November 17, 2000, except as to Note 10, which is as of January 4, 2001, relating to the consolidated balance sheets of Synopsys, Inc. and subsidiaries as of October 31, 2000 and 1999 and September 30, 1999, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for the year ended October 31, 2000, the one-month period ended October 31, 1999, and each of the years in the two-year period ended September 30, 1999, and the related consolidated financial statement schedule, which reports appear in the October 31, 2000, annual report on Form 10-K/A of Synopsys, Inc.

We also consent to the reference to our firm under the heading "Experts" in this registration statement.

Mountain View, California
December 18, 2001

/s/ KPMG LLP